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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of report (Date of earliest event reported) May 24, 2002

                               TRUSERV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                  2-20910                             36-2099896
      (Commission File Number)          (I.R.S. Employer Identification No.)

        8600 West Bryn Mawr Avenue, Chicago, Illinois            60631-3505
           (Address of Principal Executive Offices)              (Zip Code)

                                  773-695-5000
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

                  Back in 1999, TruServ incurred a significant loss of $131.1 million, including a $74 million inventory adjustment. The Midwest office staff of the Securities and Exchange Commission ("SEC") undertook an informal inquiry with respect to the 1999 loss. The SEC has now issued a so-called Wells Notice, which is a letter outlining the initial conclusions of the staff with respect to their inquiry. In the Wells Notice, the staff states its intention to recommend to the Commission in Washington, DC that it initiate a proceeding seeking a cease and desist order. If a proceeding were initiated it is likely to focus on the lack of internal accounting controls that existed in 1999 and that resulted in the adjustments which drove the 1999 financial loss. TruServ, pursuant to such an order, would be required to maintain the corrective internal accounting controls that have been initiated and implemented by the co-op since 1999. No allegation of fraud has been made by the SEC staff and no civil monetary penalty has been requested.

                  Since early 2000, the Board of Directors has overseen changes in TruServ's senior management team and various significant corrective actions in its finance department, including the fortification of the co-op's internal accounting controls.





SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             TRUSERV CORPORATION
                                             (Registrant)



Date: May 24, 2002
                                              By: /s/ DAVID A. SHADDUCK
                                              Name:  David A. Shadduck
                                              Title: Senior Vice President and
                                                     Chief Financial Officer